Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ceautamed Worldwide, LLC

Doral, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1 of Smart for Life, Inc., of our report dated October 12, 2022 relating to the consolidated financial statements at and for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Sunrise, Florida

December 16, 2022